Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-56473) of Chesapeake Corporation of our report dated June 7, 2007 relating to the financial statements of the Salaried Employees' Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Richmond, Virginia
June 19, 2008